SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Landmark Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDMARK BANCORP, INC.

800 Poyntz Avenue

Manhattan, Kansas  66502

(785) 565-2000

April 18, 2003

Dear Stockholder:

On behalf of the board of directors and management of Landmark Bancorp, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 21, 2003, at the Kansas State University Alumni Association, 17th and Anderson Avenue, Manhattan, Kansas.  The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting.  At the meeting we shall report on our operations and the outlook for the year ahead.

Your board of directors has nominated three persons to serve as Class II directors.  Each of the nominees are incumbent directors.  Your board of directors has selected and recommends that you ratify the appointment of KPMG LLP to continue as our independent public accountants for the year ending December 31, 2003.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible.  This will ensure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

LANDMARK BANCORP, INC.

/s/ Patrick L. Alexander

Patrick L. Alexander

President and Chief Executive Officer

LANDMARK BANCORP, INC.

800 Poyntz Avenue

Manhattan, Kansas  66502

(785) 565-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2003

To the stockholders of

LANDMARK BANCORP, INC.

The annual meeting of the stockholders of Landmark Bancorp, Inc., a Delaware corporation, will be held at the Kansas State University Alumni Association, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 21, 2003, at 2:00 p.m., local time, for the following purposes:

1.                                       to elect three Class II directors for a term of three years.

2.                                       to ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2003.

3.                                       to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

                The board of directors has fixed the close of business on April 4, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By order of the Board of Directors

/s/ Patrick L. Alexander

Patrick L. Alexander

President and Chief

Executive Officer`

Manhattan, Kansas

April 18, 2003

LANDMARK BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

Landmark Bancorp, Inc., a Delaware corporation, is the holding company for Landmark National Bank.  Landmark National Bank has branches in Manhattan, Auburn, Dodge City, Garden City, Great Bend, Hoisington, LaCrosse, Osage City, Topeka and Wamego, Kansas.  Landmark Bancorp was formed as part of the 2001 merger between MNB Bancshares, Inc., the holding company for Security National Bank, and Landmark Bancshares, Inc., the holding company for Landmark Federal Savings Bank. As a result of the merger, Landmark Bancorp became the holding company for Landmark National Bank.

This proxy statement is furnished in connection with the solicitation by the board of directors of Landmark Bancorp of proxies to be voted at the annual meeting of stockholders to be held at the Kansas State University Alumni Association, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 21, 2003, at 2:00 p.m., local time, and at any adjournments or postponements of the meeting.  Our 2002 annual report, which includes consolidated financial statements of Landmark Bancorp and Landmark National Bank, is also enclosed.  This proxy statement is first being mailed to Landmark Bancorp’s stockholders on or about April 18, 2003.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on April 4, 2003, the record date for the annual meeting, you owned shares of Landmark Bancorp’s common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting.  It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class II directors of Landmark Bancorp for a term expiring in 2006 and the ratification of KPMG LLP as our independent auditors for the 2003 fiscal year.  These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the meeting.  To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope.  No postage is required if mailed in the United States.  If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all three nominees named in this proxy statement and “for” the ratification of our auditors.

If you want to vote in person, please come to the meeting.  We will distribute written ballots to anyone who wants to vote at the meeting.  Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a legal proxy from your broker in order to vote in person at the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares.  It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters.  This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?”  Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by:

•                  signing another proxy with a later date and returning that proxy to our transfer agent at:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey, 07016;

•                  sending notice to us that you are revoking your proxy; or

•                  voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•                  is present and votes in person at the meeting; or

•                  has properly submitted a signed proxy card or other proxy.

On April 4, 2003, the record date, there were 1,993,549 shares of common stock issued and outstanding.  Therefore, at least 996,775 shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted for a substitute nominee.  Proxies cannot be voted for more than three nominees.  The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director.  You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.  Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for the ratification of our auditors.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

The three individuals receiving the highest number of votes cast “for” their election will be elected as Class II directors of Landmark Bancorp.

The ratification of our auditors and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.  Broker non-votes and abstentions will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting.  The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2003.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  In addition to solicitations by mail, officers, directors or employees of Landmark Bancorp or its subsidiaries may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on May 21, 2003, the stockholders will be entitled to elect three Class II directors for a term expiring in 2006.  Landmark Bancorp’s directors are divided into three classes having staggered terms of three years.  The nominees for election as Class II directors are incumbent directors.  We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including the age, the year first elected a director and the business experience during the previous five years as of April 4, 2003.  The nominees, if elected at the annual meeting of stockholders, will serve as Class II directors for three year terms expiring in 2006.  We unanimously recommend that you vote FOR each of the nominees for director.  Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the board of directors.

NOMINEES

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)
CLASS II (Term Expires 2006)
Richard A. Ball	50	Director of Landmark Bancorp and Landmark National Bank	1995
Susan E. Roepke	63	Director of Landmark Bancorp and Landmark National Bank	1997
C. Duane Ross	66	Director of Landmark Bancorp and Landmark National Bank	1986

CONTINUING DIRECTORS

CLASS III (Term Expires 2004)
Patrick L. Alexander	50	President, Chief Executive Officer and Director of Landmark Bancorp and Landmark National Bank	1990
Jim W. Lewis	47	Director of Landmark Bancorp and Landmark National Bank	1991
Jerry R. Pettle	64	Director of Landmark Bancorp and Landmark National Bank	1978
Larry L. Schugart	63	Chairman of the Board and Director of Landmark Bancorp and Landmark National Bank	1971
CLASS I (Term Expires 2005)
Brent A. Bowman	53	Director of Landmark Bancorp and Landmark National Bank	1987
Joseph L. Downey	66	Director of Landmark Bancorp and Landmark National Bank	1996
David H. Snapp	47	Director of Landmark Bancorp and Landmark National Bank	1986

(1)                            Indicates the year first elected to the board of directors of MNB Bancshares, Inc. or Landmark Bancshares, Inc. (or their respective banking subsidiaries), the predecessor companies to Landmark Bancorp.

All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions, except that Landmark Bancorp and Landmark National Bank have entered into employment contracts with Messrs. Alexander and Schugart.  No director is related to any other director or executive officer of Landmark Bancorp or Landmark National Bank by blood, marriage or adoption.

The business experience of each nominee and continuing director for the past five years is as follows:

Patrick L. Alexander is the president and chief executive officer of Landmark Bancorp and Landmark National Bank.  He became president and chief executive officer of the Manhattan Federal Savings and Loan Association (the predecessor to Security National Bank) in 1990, and became the president and chief executive officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively.  From 1986 to 1990, Mr. Alexander served as president of the Kansas State Bank of Manhattan, Manhattan, Kansas.  Mr. Alexander serves as a member of the board of directors of the Big Lakes Development Center, Inc.

Larry L. Schugart has served with Landmark Federal Savings Bank, Landmark Bancshares and Landmark Bancorp for over 39 years. He served as president, chief executive officer and a director of Landmark Bancshares from its incorporation in 1993 until the merger in 2001.  He is a former director of the Federal Home Loan Bank of Topeka where he served on the Finance and Executive Committees.  Mr. Schugart is a former member and chair of various committees of the Heartland Community Bankers Association, is a past Chairman of the Kansas-Nebraska League of Savings and served as a member of the Governmental Affairs Committee of the America’s Community Bankers.  In addition, Mr. Schugart has been president of numerous civic and charitable organizations in Great Bend.

Richard A. Ball, a certified public accountant, is a member of Adams, Brown, Beran & Ball, Chtd., an accounting firm with offices in Great Bend, Hays, LaCrosse, Ellinwood, Colby, Lyons, McPherson and Hutchinson, Kansas.  He is also president of Ball Consulting Group, Ltd.  He has served as a Board Chairman of the Great Bend Chamber of Commerce, Great Bend United Way, Petroleum Club and Barton County Community College Academic Fund Campaign.  He has also served on the boards of the Kiwanis Club, Cougar Booster Club, Downtown Development, Mid-Kansas Economic Development and the Kansas Oil & Gas Museum Committee.

Brent A. Bowman has been president of Brent Bowman and Associates Architects, P.A., an architectural firm in Manhattan, Kansas, since 1979.  He serves on the board of directors of Big Lakes Developmental Center, Inc.

Joseph L. Downey served as a director of Dow Chemical Co. for ten years until his retirement from the board in 1999.  He was a Dow Senior Consultant from 1995 until 1999, after having served in a variety of executive positions with that company, including senior vice president from 1991 to 1994.

Jim W. Lewis is the owner of several automobile dealerships across the state of Kansas, including Dodge City Toyota, Inc.  Mr. Lewis is a member of the Dodge City Area Chamber of Commerce.   He was a founding member of “The Alley,” a community teen center in Dodge City.

Jerry R. Pettle is a dentist who practiced with Dental Associates of Manhattan, P.A., in Manhattan, Kansas, from 1965 until his retirement in 1999.  Dr. Pettle is an examiner for the Kansas Dental Board.  Dr. Pettle also serves on the board of directors of Mercy Regional Health Center and is a trustee for the Manhattan Community Foundation.

Susan E. Roepke is a former vice president of MNB Bancshares, serving in that capacity from its inception in 1992 until she retired as an officer of MNB Bancshares and Security National Bank at the end of 1998.  She also served in a number of senior management positions with Security National Bank since 1970, including senior vice president, secretary and cashier since 1993.

C. Duane Ross is president and chief executive officer of High Plains Publishers, Inc., a publishing/printing company.  Mr. Ross is Vice Chairman of the Board of Commissioners of the Dodge City Housing Authority, a current member of the Dodge City Community College Endowment Board, and a past president of the Dodge City/Ford County Development Corporation.  In addition, he is a past president of the Dodge City Community College Foundation and is a past president of the Dodge City Area Chamber of Commerce.

David H. Snapp is a partner in the law firm of Waite, Snapp & Doll in Dodge City, Kansas.  Mr. Snapp is also a board member of Arrowhead West, Inc., a mental and physical rehabilitation center, and Catholic Social Service.

In addition, the business experience for the past five years of each executive officer named in the compensation table is as follows:

Mark A. Herpich has served as Vice President, Secretary, Treasurer and Chief Financial Officer of Landmark Bancorp and as Executive Vice President, Secretary and Chief Financial Officer of Landmark National Bank since October 2001.  Previously, he held these same positions at MNB Bancshares and Security National Bank from September 1998 to October 2001.  Mr. Herpich served as a Senior Manager and certified public accountant at KPMG LLP from August 1989 to September 1998.

Mark J. Oliphant has served as a Market President of Landmark National Bank since October 2001.  Prior to joining Landmark National Bank, Mr. Oliphant served as a Market President for Bank of America in Dodge City, Kansas from January 1998 to October 2001 and as Senior Vice President — Head of Commercial Lending from July 1997 to January 1998 for Bank of America.

Michael E. Scheopner has served as an Executive Vice President of Landmark National Bank since October 2001.  Previously, Mr. Scheopner served as an Executive Vice President of Security National Bank from March 1998 to October 2001 and as a Senior Vice President of Security National Bank from May 1996 to March 1998.

Dean R. Thibault has served as a Market President for Landmark National Bank since October 2001.  Previously, Mr. Thibault served as Executive Vice President for Landmark National Bank from March 1998 to October 2001.

Corporate Governance and the Board of Directors

We currently have ten directors serving as our board, a majority of whom are deemed to be “independent,” as that term is defined by the Nasdaq Stock Market, Inc.  The board of directors has, in addition to other committees, an audit committee and a compensation committee.  The full board of directors considers nominations to the board.  The board of directors will consider nominees recommended by stockholders if such recommendations are in writing and otherwise comply with our bylaws.

A total of twelve regularly scheduled and special meetings were held by the board of directors of Landmark Bancorp during 2002.  During 2002, all directors attended at least 75 percent of the meetings of the board and the committees on which they served.  Directors of Landmark Bancorp receive a monthly fee of $1,250 for serving on the board of directors.

Audit committee.  Prior to May 2002, the full board of directors served on Landmark Bancorp’s audit committee.  In connection with the recent corporate governance reforms, beginning in May 2002, Messrs. Alexander and Schugart no longer serve on the audit committee.  Subsequently in March 2003, Messrs. Bowman and Snapp no longer serve on the audit committee.  The audit committee is comprised solely of “independent” directors, as that term is defined by Nasdaq.  The committee normally meets quarterly.  The audit committee for Landmark Bancorp met six times in 2002.

The functions performed by the audit committee include, but are not limited to, the following:

•                              selecting and managing the relationship with our independent auditors;

•                              reviewing the independence of the independent auditors;

•                              reviewing actions by management on recommendations of the independent auditors and internal auditors;

•                              meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•                              reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•                              reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the audit committee consults separately and jointly with the independent auditors, the internal auditors and management.  The internal auditor reports directly to the committee on audit and compliance matters.  The committee also reviews and approves the scope of the annual external audit and consults with the independent auditors regarding the results of their auditing procedures.  The audit committee has adopted a written charter, which sets forth the committee’s duties and responsibilities.  A copy of our audit committee charter was attached to last year’s proxy statement.

Compensation committee.  The compensation committee, comprised of the full board of directors during 2002, has responsibility for all matters related to the compensation of the chief executive officer of Landmark Bancorp, including review and approval of base salary, review of the salary of the chief executive officer compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation.  Additionally, the committee has oversight authority over the salaries and bonuses of all the other executive officers.  The compensation committee met once in 2002.  Beginning in 2003, Mr. Alexander no longer serves on the committee and currently it is comprised solely of independent directors, as that term is defined by Nasdaq.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our chief executive officer for the past three fiscal years and those executive officers whose salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
(a)	(b)	(c)	(d)	(g)	(i)
Name and Principal Position	Fiscal Year(1)	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)	All Other Compensation ($)

Patrick L. Alexander	2002	$200,000	$45,000	—	$39,154(3)
President and Chief	2001	178,322	15,000	—	12,199(3)
Executive Officer(2)	2000	161,442	—	—	11,376(3)

Michael E. Scheopner	2002	$107,500	$35,000	—	$26,566(5)
Executive Vice	2001	95,269	10,000	—	7,763(5)
President(4)

Mark A. Herpich	2002	$107,292	$35,000	—	$22,635(7)
Executive Vice
President and Chief
Financial Officer(6)

Mark J. Oliphant(8)	2002	$90,000	$15,000	—	$1,366(9)
Market President

Dean R. Thibault	2002	$86,875	$15,000	—	$19,244(11)
Market President(10)

(1)                                  Prior to their merger in October, 2001, Landmark Bancshares had a fiscal year ended September 30th  and MNB’s fiscal year ended December 31st.  Therefore, the amounts reported for Messrs. Alexander and Scheopner are for the fiscal years ending December 31st.  Landmark Bancorp fiscal year ends on December 31st.

(2)                                  Prior to the merger in October, 2001, Mr. Alexander was the president and chief executive officer of MNB Bancshares.  The compensation reported includes amounts paid pursuant to his position with MNB Bancshares for the fiscal year ended December 31, 2000 and a portion of 2001, as well as his current position with Landmark Bancorp in 2001 and 2002.

(3)                                  Includes contributions made to our employee stock ownership plan of $12,199 and $11,376 in 2001 and 2000, respectively.  The contribution to the employee stock ownership plan is expected to be approximately $31,944 for 2002.  Also includes contributions to Mr. Alexander’s 401(k) account in 2002 of $6,000 and taxable income relating to the personal use of a company car for Mr. Alexander of $1,210 in 2002.

(4)                                  Prior to the merger in October, 2001, Mr. Scheopner was an executive vice president of Security National Bank.  The compensation reported includes amounts paid pursuant to his position with Security National Bank for a portion of 2001, as well as his current position with Landmark National Bank in 2001 and 2002.  We were not required to report the salary information for Mr. Scheopner in the past, and, therefore, we are only reporting his compensation for 2001 and 2002.

(5)                                  Includes contributions made to our employee stock ownership plan of $7,763 in 2001.  The contribution to the employee stock ownership plan is expected to be approximately $19,713 for 2002.  Also includes contributions to Mr. Scheopner’s 401(k) account in 2002 of $3,703 and taxable income relating to the personal use of a company car for Mr. Scheopner of $3,150 in 2002.

(6)                                  We were not required to report the salary information for Mr. Herpich in the past, and, therefore, we are only reporting his compensation for 2002.

(7)                                  Includes contributions made to our employee stock ownership plan of approximately $17,955.  Also includes contributions to Mr. Herpich’s 401(k) account in 2002 of $3,369 and taxable income relating to the personal use of a company car for Mr. Herpich of $1,311 in 2002.

(8)                                  We were not required to report the salary information for Mr. Oliphant in the past, and, therefore, we are only reporting his compensation for 2002.

(9)                                  Includes taxable income relating to the personal use of a company car for Mr. Oliphant of $1,366 in 2002.

(10)                            We were not required to report the salary information for Mr. Thibault in the past, and, therefore, we are only reporting his compensation for 2002.

(11)                            Includes contributions made to our employee stock ownership plan of approximately $14,488.  Also includes contributions to Mr. Thibault’s 401(k) account in 2002 of $2,716 and taxable income relating to the personal use of a company car for Mr. Thibault of $2,040 in 2002.

Stock Option Information

The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table.  The options granted and potential value realized are as of December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

Potential realizable value at assumed annual rates of stock price appreciation for option term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date	5%($)	10%($)
Patrick L. Alexander	—	—%	$—	—	$—	$—
Michael E. Scheopner	—	—%	$—	—	$—	$—
Mark A. Herpich	—	—%	$—	—	$—	$—
Mark J. Oliphant	2,756	100%	$16.78	October 14, 2011	$29,076	$73,695
Dean R. Thibault	—	—%	$—	—	$—	$—

The following table sets forth certain information concerning the number and value of stock options at December 31, 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#) (d)(1)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (e)(1)
Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick L. Alexander	—	$—	3,172	—	$23,092	$—
Michael E. Scheopner	1,668	$9,975	8,074	—	$74,764	$—
Mark A. Herpich	—	$—	9,549	—	$79,351	$—
Mark J. Oliphant	—	$—	992	1,764	$6,914	$12,295
Dean R. Thibault	—	$—	5,997	—	$53,525	$—

(1)   As adjusted for the 5% stock dividend paid in December 2002.

Employment Agreements

At the time of the merger in 2001, Patrick Alexander, Larry L. Schugart, Mark Herpich, Michael Scheopner and Dean Thibault entered into employment agreements with Landmark Bancorp. The employment agreement for Mr. Alexander initially provided for a base salary of $200,000, which may be increased but not decreased, and an initial term of three years, with automatic one year extensions on each anniversary of the effective date of the agreement unless either party gives the other notice of its desire to terminate this automatic extension.  Upon any such termination, the agreement will expire at the end of the then current three-year term.

Mr. Alexander’s employment agreement will terminate upon the death or disability of Mr. Alexander, in the event of certain regulatory actions or upon notice by either us or Mr. Alexander, with or without cause.  The employment agreement will be suspended in the event of a regulatory suspension of Mr. Alexander’s employment.  If Mr. Alexander’s employment is terminated without cause (which is defined in the employment agreement), we will be obligated to pay or to provide to him, as applicable, a cash payment equal to three times the sum of his then annual salary, plus an amount equal to the average of the annual performance bonuses paid to him and the contributions made for his benefit under all employee retirement plans during the most recently ended three years.  We must also provide Mr. Alexander and his immediate family continued insurance coverage for the three years after this termination of employment.  We will have no continuing obligation to Mr. Alexander if he voluntarily terminates his employment or we terminate him for cause, except that we will be obligated to pay him his accrued salary and benefits through the effective date of his termination of employment.

If Mr. Alexander voluntarily terminates his employment, or his employment is involuntarily terminated, within six months after a change in control of us or our bank subsidiary, then our successor will be obligated to pay or to provide to Mr. Alexander the same cash payment and benefits he would have received if he had been terminated by us without cause.  For purposes of the employment agreement, Mr. Alexander’s employment will be considered terminated if he is not re-elected or is removed from his position as our president and chief executive officer or if we otherwise commit a breach of our obligations under the employment agreement.

The employment agreement also includes a covenant which will limit the ability of Mr. Alexander to compete with us or our bank subsidiary in an area encompassing a fifty mile radius from any of our banking offices for a period of one year following the termination of his employment.  The geographic area covered by this provision constitutes a portion of our primary market area.

Except as described below, the employment agreements for Messrs. Herpich, Scheopner and Thibault contain substantially the same provisions as those included in Mr. Alexander’s employment agreement.  The base salaries for Messrs. Herpich, Scheopner and Thibault are $105,000, $105,000 and $85,000, respectively.  The term of these three agreements are for one year and they automatically extend for one additional year on each anniversary of the effective date of the agreement.  If any of these officers is terminated without cause during the term of his respective agreement, he will be entitled to receive an amount equal to the sum of his then annual salary, plus an amount equal to the average of the annual performance bonuses paid to him and the contributions made for his benefit under all employee retirement plans during the most recently ended three years.  The payment to be made to each of these three officers upon his voluntary termination of employment within six months after a change of control or his involuntary termination without cause within one year of a change of control will be equal to two times the sum of his then annual salary, plus an amount equal to the average of the annual performance bonuses paid to him and the contributions made for his benefit under all employee retirement plans during the most recently ended three years.  Each of these employees will be subject to the same non-competition covenant as Mr. Alexander following his termination of employment.

In addition, Mr. Schugart has entered into an employment agreement to serve as chairman of the board of Landmark Bancorp and Landmark National Bank.  The agreement has a fixed term of three years and provides for an annual salary of $35,000.  The agreement also provides Mr. Schugart with health insurance coverage as well as the opportunity to continue to participate in his deferred compensation agreement during the term of the employment agreement.

Compensation Committee Report on Executive Compensation

The compensation committee has furnished the following report on executive compensation.  The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Landmark Bancorp shall not be deemed to include the report unless the report is specifically stated to be incorporated by reference into such document.

The compensation committee, comprised of the full board of directors during 2002, has responsibility for all matters related to the compensation of the chief executive officer.  Additionally, the committee has oversight authority over the salaries and bonuses of all the other executive officers.

Mr. Alexander, who is no longer on the committee, did not participate in decisions relating to his own compensation.  In determining compensation for all executive officers, including the chief executive officer, the following factors are generally taken into consideration:

•                  the performance of the executive officers in achieving the short and long term goals of Landmark Bancorp;

•                  the payment of compensation commensurate with the ability and expertise of the executive officers; and

•                  the structuring of compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation.  There is no assigned weight given to any of these factors.

Additionally, the compensation committee considers various benefits, such as the employee stock ownership plan and the stock option plan, together with perquisites, in determining compensation.  The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

Annually, the compensation committee evaluates four primary areas of performance in determining Mr. Alexander’s level of compensation.  These areas are:

•                  long-range strategic planning and implementation;

•                  our financial performance (including our return on assets, return on equity, earnings per share and efficiency ratio)

•                  our compliance with regulatory requirements and relations with regulatory agencies; and

•                  effectiveness of managing relationships with stockholders and the board of directors.

When evaluating our financial performance, the committee considers profitability, asset growth and risk management.  The primary evaluation criteria are considered to be essential to long-term viability and are generally given equal weight in the evaluation.  Finally, the committee reviews compensation packages of peer institutions to ensure that Mr. Alexander’s compensation is competitive and commensurate with his level of performance.

Mr. Alexander’s current compensation is based on his employment agreement, his substantial banking experience and the other factors described above.  Mr. Alexander did not participate in any decisions pertaining to his compensation.

Brent A. Bowman	Jerry R. Pettle
Richard A. Ball	Susan E. Roepke
Joseph L. Downey	David H. Snapp
Jim W. Lewis	Larry L. Schugart
C. Duane Ross

Performance Graph

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Landmark Bancorp shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into the document.

The following graph shows a comparison of cumulative total returns for Landmark Bancorp, Inc., The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks Index.  Because the Securities and Exchange Commission considers the former Landmark Bancshares, Inc. the continuing entity for accounting purposes as a result of the merger of Landmark Bancshares and MNB Bancshares into Landmark Bancorp, the following graph only presents the performance of Landmark Bancshares’ common stock prior to the merger.

The cumulative stockholder return computations assume that $100 was invested in Landmark Bancshares’ common stock and in each index on December 31, 1997, and assumes the reinvestment of all dividends.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Landmark Bancorp, Inc.	$100.00	$97.57	$92.02	$77.56	$98.14	$122.51
Nasdaq Bank Stocks	100.00	102.59	96.62	108.17	118.01	120.09
Nasdaq Market — U.S.	100.00	141.04	248.76	156.35	124.64	86.94

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on March 19, 2003 with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the summary compensation table above and all directors and executive officers of as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 19, 2003.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class

5% Stockholders
Landmark Bancorp, Inc.	171,675	(2)	8.6%
Employee Stock Ownership Plan
800 Poyntz Avenue
Manhattan, Kansas 66505

First Manhattan Co.	110,058	(3)	5.5%
437 Madison Avenue
New York, New York 10022

Larry L. Schugart	121,699	(4)	6.0%

Other Directors and Named Executive Officers
Patrick L. Alexander	60,790	(5)	3.0%
Richard A. Ball	19,831	(6)	*
Brent A. Bowman	3,682		*
Joseph L. Downey	8,469	(7)	*
Jim W. Lewis	35,968	(8)	1.8%
Jerry R. Pettle	10,848	(9)	*
Susan E. Roepke	84,069	(10)	4.2%
C. Duane Ross	34,467	(11)	1.7%
Michael E. Scheopner	23,177	(12)	1.2%
David H. Snapp	34,235	(13)	1.7%
Mark A. Herpich	17,191	(14)	*
Mark J. Oliphant	4,030	(15)	*
Dean R. Thibault	9,595	(16)	*

All directors and executive officers as a group (14 persons)	468,048	(17)	22.6%

*Less than 1%

(1)                                  The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group.  The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.  Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares.

(2)                                  Includes 155,002 shares which have been allocated to participants’ accounts under our employee stock ownership plan, based upon the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003.

(3)                                  Based upon the Schedule 13G/A filed by First Manhattan Co. on February 13, 2003.

(4)                                  Includes 22,192 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Schugart has no voting and sole investment power.  Also includes 5,819 shares owned by his spouse over which Mr. Schugart has shared voting and investment power and 607 shares held in his spouse’s individual retirement account over which shares he has no voting or investment power.

(5)                                  Includes 3,172 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Alexander has no voting and sole investment power.  Also includes 16,267 shares owned in an individual retirement account over which he has shared voting and investment power.

(6)                                  Includes 2,264 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Ball has no voting and sole investment power.  Also includes 220 shares held as a trustee over which he has shared voting and investment power and 110 shares owned by his spouse over which he has no voting or investment power.

(7)                                  Includes 5,340 shares owned by Mr. Downey’s spouse over which he has shared voting and shared investment power.

(8)                                  Includes 5,513 shares owned by Mr. Lewis’s spouse over which he shares voting and investment power.

(9)                                  Includes 4,054 shares held in an individual retirement account over which Mr. Pettle has shared voting and sole investment power.

(10)                            Includes 20,282 shares held in an individual retirement account of which the power to vote such shares is shared with the individual retirement account administrator, 2,224 shares held in her spouse’s individual retirement account and over which Ms. Roepke has shared voting and investment power, 21,572 shares held in a living trust of which Ms. Roepke is a co-trustee and over which Ms. Roepke has shared voting and investment power and 39,991, shares held in her spouse’s living trust and over which Ms. Roepke has shared voting and investment power.

(11)                            Includes 9,450 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Ross has no voting and sole investment power.  Also includes 4,809 shares held in an individual retirement account over which Mr. Ross has sole voting and sole investment power and 2,193 shares held in his spouse’s individual retirement account over which he has no voting or investment power.

(12)                            Includes 8,074 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Scheopner has no voting and sole investment power.  Also includes 419 shares held in an individual retirement account over which Mr. Scheopner has sole voting and sole investment power. Also includes 11,361 shares owned jointly with his spouse over which he shares voting and investment power.

(13)                            Includes 12,030 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Snapp has no voting and sole investment power.  Also includes 2,801 shares held in an individual retirement account over which he has shared voting and sole investment power.  Also includes 660 shares owned by his spouse over which he has shared voting and investment power and Mr. Snapp disclaims beneficial ownership of such shares.

(14)                            Includes 9,549 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Herpich has no voting and sole investment power.  Also includes 7,642 shares he owns with his spouse over which he has shared voting and investment power.

(15)                            Includes 2,756 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Oliphant has no voting and sole investment power.

(16)                            Includes 5,997 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Thibault has no voting and sole investment power.  Also includes 1,770 shares he owns with his spouse over which he has shared voting and investment power and 945 shares owned in an individual retirement account over which he has shared voting and investment power.

(17)                            Includes an aggregate of 75,487 shares presently obtainable through the exercise of options granted under our stock option plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which our shares of common stock are traded.  These persons are also required to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2002, except for Mr. Lewis, who filed one Form 4 late reporting the exercise of 14,371 options into common stock and Mr. Scheopner, who filed one Form 4 late reporting the exercise of 1,668 options into common stock.

TRANSACTIONS WITH MANAGEMENT

Our directors and officers and their associates were customers of and had transactions with Landmark Bancorp and Landmark National Bank, and their predecessors, during 2002.  Additional transactions are expected to take place in the future.  All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Landmark Bancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. At the present time, the committee is comprised of the entire board of directors with the exception of Messrs. Alexander and Schugart.

The audit committee has reviewed and discussed our audited financial statements for 2002 with our management and KPMG LLP, our independent auditors.  The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG

LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees).  The committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

Richard A. Ball	Jerry R. Pettle
Joseph L. Downey	Susan E. Roepke
Jim W. Lewis	C. Duane Ross

INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to ratify the appointment of KPMG LLP as our independent public accountants for 2003.  If the appointment of KPMG LLP is not ratified, the matter of the appointment of our independent public accountants will be considered by the audit committee.  Representatives of KPMG LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  We recommend that you vote FOR the ratification of KPMG LLP to serve as our independent accountants.

Change in Accountants

Prior to the merger, Landmark Bancshares’ independent auditor was Regier, Carr & Monroe, L.L.P. At the time of the merger, which occurred after Landmark Bancshares’ last completed fiscal year, Landmark Bancorp, as the successor company in the merger, engaged KPMG LLP as its independent auditors for the fiscal year ended December 31, 2001.  The decision to engage KPMG LLP was approved by our board and we notified Regier that the auditor-client relationship ceased on October 9, 2001, the effective date of the merger.  Regier’s reports on Landmark Bancshares’ consolidated financial statements for the fiscal years ended September 30, 2000 and September 30, 1999 did not contain an adverse opinion or a disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended September 30, 2000, and the interim period of October 1, 2000 through the effective date of the merger, there were no disagreements with Regier on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Regier, would have caused Regier to make reference to the matter in their report, and Regier did not inform us that any of the events described in 304(a)(1)(v) of Regulation S-K had occurred.

During Landmark Bancshares’ fiscal years ended September 30, 1999 and September 30, 2000, and the interim period of October 1, 2000 through the effective date of the merger, Landmark Bancshares’ (or anyone on its behalf) did not consult with KPMG LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Landmark Bancshares’ financial statements; and, as such, no written report was provided to Landmark Bancshares and no oral advice was provided that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of disagreement or a reportable event.

Audit Fees

The aggregate fees and expenses billed to us by KPMG LLP in connection with the 2002 audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q for 2002 totaled 88,500.

Financial Information Systems Design and Implementation Fees

There were no fees incurred for these services for the year 2002.

All Other Fees

The aggregate fees and expenses billed by KPMG LLP for all other services rendered to Landmark Bancorp for 2002 were 43,810, which consisted solely of tax services.

The audit committee, after consideration of the matter, does not believe the rendering of these services by KPMG LLP to be incompatible with maintaining its independence as our principal accountant.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have included in our proxy materials relating to the next annual meeting of stockholders, which is scheduled to be held in May 2004, must be received at our principal executive offices located at 800 Poyntz Avenue, Manhattan, Kansas 66505, Attention: Mr. Patrick L. Alexander, President, no later than December 22, 2003, and must otherwise comply with the notice and other provisions of our bylaws.

REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF OUR COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K.  SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. PATRICK L. ALEXANDER, LANDMARK BANCORP, INC., P.O. BOX 308, MANHATTAN, KANSAS 66505.  OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE ALSO AVAILABLE VIA THE INTERNET AT “WWW.SEC.GOV”.

By order of the Board of Directors

/s/ Patrick L. Alexander

Patrick L. Alexander

President and Chief

Executive Officer

Manhattan, Kansas

April 18, 2003

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

PROXY FOR COMMON SHARES ON BEHALF OF BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF

LANDMARK BANCORP, INC. TO BE HELD MAY 21, 2003

The undersigned hereby appoints Patrick L. Alexander, Jerry R. Pettle and Larry L. Schugart, or any two of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of Landmark Bancorp, Inc., to be held at the Kansas State University Alumni Association, 17th and Anderson Avenue, Manhattan, Kansas 66506, on Wednesday, May 21, 2003, at 2:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.             ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Class II (term expires 2006):  Richard A. Ball, Susan E. Roepke and C. Duane Ross

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

2.                                      RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003:

☐	☐	☐
For	Against	Abstain

3.                                      In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

Dated:	, 2003

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE.